UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

SIGILON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39746	47-4005543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Binney Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 336-7540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.001 par value per	SGTX	The Nasdaq Global Select Market
share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 24, 2021, Sigilon Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each proposal voted upon at the Annual Meeting and the final voting results for each such proposal.

Proposal 1: Election of Directors

The director nominees listed below were elected to serve on the Company’s Board of Directors as members of Class I for a term of three years. The results of the vote were as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Eric Shaff	17,216,050	1,881,959	14,419	1,150,613

Robert Ruffolo, Jr., Ph.D.	17,151,599	1,946,565	14,264	1,150,613

Proposal 2: Ratification of the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021. The results of the vote were as follows:

For	Against	Abstain
20,196,864	5,233	60,944

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGILON THERAPEUTICS, INC.

By:	/s/ Matthew P. Kowalsky
Matthew P. Kowalsky
Chief Legal Officer and Corporate Secretary

Date: June 28, 2021